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For further information:                                            NEWS RELEASE

At NCO Group, Inc.                      At the Financial Relations Board
Michael J. Barrist,                         Joe Calabrese (General)
Chairman and CEO                            Judith Sylk-Siegel (Media)
Steven L. Winokur,                          Nicole Engel (Analysts)
EVP, Finance, CFO                           (212) 661-8030
Paul E. Weitzel, Jr.,
EVP, Corp. Development
(215) 793-9300

For Immediate Release

              NCO GROUP, INC. ANNOUNCES INVESTOR GUIDANCE FOR 2001

FORT WASHINGTON, PA, February 22, 2001 - NCO Group, Inc. ("NCOG") (Nasdaq:
NCOG), a leading provider of accounts receivable management services, announced its investor guidance today

Historically, the results of operations reported for NCOG have included its traditional accounts receivable management business as well as the operations of its purchased debt portfolios. The merger of NCO Portfolio Management, Inc. ("NCOP"), a subsidiary of NCOG, with Creditrust Corporation ("CRDT") (collectively, the "Merger") created a new public company that will focus on the purchase and management of purchased debt portfolios. As such, the results of the operations of NCOP will include the existing United States portfolios transferred from NCOG and CRDT as well as all new portfolio business. NCOG owns approximately 63.0% of NCOP after the Merger. The results of NCOP will be consolidated into NCOG, with an elimination of the minority interest. Information on each company on a stand-alone basis will be presented. From an investment perspective, it is important to note that while NCOP will be incremental to NCOG, the existing portfolio business and a portion of the growth in NCOP was already included in the previous guidance provided for NCOG. In addition, a portion of the revenue in NCOG represents fees charged to NCOP, which will be eliminated on consolidation.

         Revenue

In order to project future revenue, NCOG has analyzed its historical revenue growth curve taking into consideration the increasing effect of seasonality on its business, the changes in those curves because of changes in the economic environment, and the current revenue stream from existing and committed client relationships. In addition, the effect of the incremental NCOP business, net of eliminations, has been considered. Taking into account these factors, NCOG expects that in 2001, revenue should rise on a quarter-over-quarter basis by 7.0% to 9.0% in the first quarter, 8.0% to 10.0% in the second quarter, 2.0% to 4.0% in the third quarter, and 1.0% to 3.0% in the fourth quarter. This translates into approximately a 16.5% to 22.5% compound annual growth rate for 2001 including the revenue acquired in the Merger, or 13.5% to 20.0% internal growth.

In the fourth quarter of 2000, NCOG reported revenue of $154.0 million including the operations of NCOP. The traditional accounts receivable management business generated approximately $151.0 million of revenue. Pre-merger NCOP contributed approximately $5.4 million of revenue. NCOP paid $2.4 million in servicing fees back to NCOG, which were eliminated on consolidation.

         Profitability

In the past, and moving into 2001, NCOG has consistently leveraged its infrastructure to deliver maximum profitability. During 2000, NCOG delivered 21.9% margins at the EBITDA (earnings before interest, taxes, depreciation and amortization) level, which were in excess of the 21.0% EBITDA level provided as guidance last year.



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The EBITDA margins in pre-merger NCOP were significantly higher than those in other operating areas of NCOG. The purchased debt portfolio business is primarily purchasing and managing acquired portfolios, with all the account servicing being performed through the traditional accounts receivable management business. While as a separate public company the new NCOP business will have a slightly higher cost structure than that of the legacy NCOP business, it will still produce strong EBITDA margins. NCOG, on a stand-alone basis, is expected to have a lower EBITDA margin than in the past, however the combined entities are expected to show strong EBITDA growth, pushing to approximately a 22.0% to 25.0% level in 2001.

         Capital Expenditures

NCOG has continued to make significant investments in growing its technology platform. These investments have enabled the migration of substantially all systems to two integrated platforms, centralized in the Fort Washington data center. Continued investment will complete the integration to the two systems and allow the ultimate migration to an enterprise system which will handle all aspects of NCOG's business. Additionally, NCOG will continue the incorporation of its collection process with key commercial sales processes, customer relationship management, and the utilization of the Internet to strengthen connectivity between NCOG and its client base. During 2001, NCOG expects to spend approximately $10.0 million in the first quarter, and $8.0 million in each of the second, third and fourth quarters on capital expenditures.

         Interest expense/Debt Reduction

Under an agreement with its lender group, NCOG has established a $50.0 million sub-limit under its current $350.0 million credit facility available to finance NCOP's operations through the extension of a credit facility from NCOG to NCOP. To the extent that NCOP borrows funds under its credit facility with NCOG, NCOG will pay an additional 100 basis points of interest to its lender. NCOP will pay NCOG the rate NCOG is charged plus 200 basis points.

While NCOG expects to utilize approximately 50.0% of its after-tax cash flow to reduce its debt levels, debt is expected to rise as the NCOP borrowings are expected to be in excess of the NCOG debt repayments.

         Income taxes

In the past, NCOG has experienced a steady rise in its effective tax rate as a result of the non-deductibility of amortization of the goodwill attributable to certain acquired companies. During 2000, NCOG began several initiatives that will lower its effective tax rate. Restructuring of its Canadian operations resulted in a one-time benefit of approximately $850,000, and will lower effective rates going forward. NCOG is currently pursuing significant tax savings through federal and state sponsored tax credit programs for both hiring practices as well as grants to underwrite expansions in certain geographic areas. In addition, because there is no non-deductible goodwill and most of the costs in NCOP are included in the service fees paid to NCOG, NCOP is expected to have a marginal tax rate of approximately 37.5% in 2001. For the year 2001, NCOG expects a consolidated income tax rate of approximately 40.5%.

         Earnings per share

Based on the financial and operational guidance outlined in this press release, NCOG expects earnings per share ("EPS"), on a diluted basis, to be approximately $0.46 to $0.48 per share for the first quarter of 2001; $0.56 to $0.58 per share for the second quarter of 2001; $0.63 to $0.65 per share for the third quarter of 2001, and $0.66 to $0.68 per share for the fourth quarter of 2001. NCOG plans to grow EPS by approximately 25.0% per year for the years ended December 31, 2002 through 2004.

NCOG also announced that it will host an investor conference call on Tuesday, February 27, 2001 at 11:00 a.m., EST, to address the items discussed in this press release in more detail and to allow the public a limited opportunity to ask questions. Interested parties can access the conference call by dialing
(888) 868-9078 (domestic callers) or (973) 628-9554 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (888) 814-5961 (domestic callers) or (402) 220-0805 (international callers) and providing the pass code 2446730.

In order to ensure clarity and address all pertinent issues on the conference call, investors and analysts may send questions, in advance, via e-mail to 2001.guidance@ncogroup.com or via fax at (215) 793-2308. To the extent possible, all questions received by noon on Monday, February 26, 2001 will be incorporated into the conference call.




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NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCOG provides services to clients in the financial services, healthcare, retail, commercial, education, telecommunications, utilities and government sectors.

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Certain statements in this press release, including, without limitation, statements as to NCOG's or NCOP's, or their respective management's, outlook as to financial results in 2001 and beyond, statements as to the effects of the economy on NCOG's or NCOP's business, statements concerning projections of earnings per share or the earnings per share growth rate, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to NCOG's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCOG will not be able to implement its five-year strategy as and when planned, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in NCOG's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 27, 2000, as amended, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of NCOG's filings with the SEC can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 515 Pennsylvania Avenue, Ft. Washington, PA 19034, or can be accessed at the web site maintained by the SEC at http://www.sec.gov.

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         For more information on NCO Group, Inc., via fax at no charge, dial 1-800-pro-info and enter ticker symbol NCOG.